Exhibit 10.28





February 2, 2004

                             Sloan Securities Corp.
                              Nutech Digital, Inc.
                              Consulting Agreement



Nutech Digital Inc will engage Sloan Securities Corp. ("SSC") to raise $300,000.00 best efforts. The investor(s) will receive common shares issued at $0.40 per share and two warrants to purchase common shares at $0.75. Upon the closing date and from the closing proceeds, Sloan Securities Corp. shall receive cash compensation equal to 10% of the gross proceeds raised from the entities which SSC introduces to Nutech Digital, Inc. provided a minimum of $250,000 is raised by SSC. The closing date will be on or before February 4, 2004.


Sloan Securities Corp.                    Nutech Digital Inc.



By:___________________________            By:__________________________
      Authorized Officer                         Lee Kasper
                                             President and Chief Executive
                                                Officer